UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

Simplicity Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34979	26-1500698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA 91724
(Address of principal executive offices)

(626) 339-9663
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to correct the signatory title in the Original Form 8-K.

ITEM 5.07     Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Simplicity Bancorp, Inc. (the “Company”) was held on February 11, 2015.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission by the Company on January 6, 2015.  The final results of the stockholder votes are as follows:

Proposal 1: The approval of the Agreement and Plan of Merger, dated as of September 27, 2014, between Simplicity Bancorp, Inc. and HomeStreet, Inc., a Washington corporation and registered savings and loan holding company, and the transactions contemplated thereby:

	For	Against	Abstain	Broker non-votes
Total shares voted	6,038,906	118,375	23,737	—

Proposal 2: The approval of an advisory (non-binding) resolution approving certain payments to be made to Simplicity Bancorp’s named executive officers in connection with the transactions contemplated by proposal 1 above:

	For	Against	Abstain	Broker non-votes
Total shares voted	5,594,661	542,559	43,798	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMPLICITY BANCORP, INC.

Date: February 12, 2015	By:	/s/ Jean Carandang
Jean Carandang
Chief Financial Officer
(Duly Authorized Representative)